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                             OPPENHEIMER TREMONT
                           MARKET NEUTRAL FUND, LLC

                    (A Delaware Limited Liability Company)

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        FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                        Dated as of ___________, 2005

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          Two World Financial Center, 225 Liberty Street, 11th Floor
                           New York, NY 10281-1008
                                (212) 323-0200

                              TABLE OF CONTENTS

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ARTICLE IV TERMINATION OF STATUS OR REMOVAL OF DIRECTORS, TRANSFERS AND

                 OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC
        FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

            THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT of Oppenheimer Tremont Market Neautral Fund, LLC (the "Fund") is
amended and restated as of __________, 2005, to become effective upon the effective date of the Fund's Subchapter M Transition (as defined herein).

            WHEREAS, the Fund has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial
Certificate of Formation dated and filed with the Secretary of State of the
State of Delaware on October 3, 2001 (as modified by a certificate of amendment dated May 21, 2003) (the "Certificate");

            WHEREAS, the Fund has operated since November 19, 2001 pursuant to an initial Limited Liability Company Agreement (the "Initial Agreement")
dated as of such date by and among Ronald J. Abdow, John V. Murphy and Peter
I. Wold as the Directors, OppenheimerFunds, Inc. as the Adviser and
Organizational Member, Tremont Partners, Inc., as the company designated by the Adviser as the "Special Advisory Member" under that Initial Agreement, and those persons thereafter admitted as Members;

            WHEREAS, in connection with the Subchapter M Transition
contemplated by Article VI hereof, the Directors of the Fund have amended the
Initial Agreement under the authority granted them pursuant to Sections
8.1(a) and 8.1(b) thereof, with the notice and reasonable opportunity to withdraw as a Member contemplated by Section 8.1(b)(2) thereof having been or to be given on or about ___________, 2005; and

            WHEREAS, this Agreement is being amended and restated to
supersede and replace all provisions relating, directly or indirectly, to the
Fund's prior operation as a partnership for Federal tax purposes.

            NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I
                                 DEFINITIONS
            For purposes of this Agreement:

Administrator                     The person who provides administrative
                                  services to the Fund pursuant to an
                                  administrative services agreement.

Adviser                           OppenheimerFunds, Inc., a corporation
                                  organized under Colorado law, or any person
                                  who may hereafter serve as the investment
                                  adviser to the Fund pursuant to an Investment
                                  Advisory Agreement.  The Adviser also served
                                  as the Fund's Organizational Member.

Advisers Act                      The Investment Advisers Act of 1940 and the
                                  rules, regulations and orders thereunder, as
                                  amended from time to time, or any successor
                                  law.

Affiliate                         An affiliated person of a person as such term
                                  is defined in the 1940 Act.

Agreement                         This First Amended and Restated Limited
                                  Liability Company Agreement, as amended from
                                  time to time.

Board of Directors                The Board of Directors established pursuant
                                  to Section 2.6.

Certificate                       The Certificate of Formation of the Fund and
                                  any amendments thereto as filed with the
                                  office of the Secretary of State of the State
                                  of Delaware.

Closing Date                      The first date on or as of which a person
                                  other than an Organizational Member was
                                  admitted to the Fund as a Member, which was
                                  [DATE].

Code                              The U.S. Internal Revenue Code of 1986, as
                                  amended, and as hereafter amended from time
                                  to time, or any successor law.

Delaware Act                      The Delaware Limited Liability Company Act as
                                  in effect on the date hereof and as amended
                                  from time to time, or any successor law.

Director                          An individual designated as a Director of the
                                  Fund pursuant to the provisions of Section
                                  2.6 hereof and who serves on the Board of
                                  Directors of the Fund.

Fiscal Period                     The period commencing on the Closing Date,
                                  and thereafter each period commencing on the
                                  day immediately following the last day of the
                                  preceding Fiscal Period, and ending at the
                                  close of business on the first to occur of
                                  the following dates:
                                  (1)   the last day of a Fiscal Year;
                                  (2)   the last day of a taxable year (if the
                                        same differs from the Fiscal Year);

                                  (3)   the day preceding any day as of which
                                        the Fund issues Shares under any
                                        paragraph of Section 6.2 hereof; or
                                  (4)   any day on which the Fund repurchases
                                        the Shares of a Member.

Fiscal Year                       The period originally commencing on the
                                  Closing Date and ending on March 31, 2002,
                                  and thereafter each period commencing on
                                  April 1 of each year and ending on March 31
                                  of the next succeeding year (or on the date
                                  of a final distribution pursuant to Section
                                  7.2 hereof), unless and until the Board of
                                  Directors shall elect another fiscal year for
                                  the Fund.

Form N-2                          The Fund's Registration Statement on Form N-2
                                  filed with the Securities and Exchange
                                  Commission, as amended from time to time.

Fund                              The limited liability company governed
                                  hereby, as such limited liability company may
                                  from time to time be constituted.

Incentive Fee                     The Incentive Fee or Fees contemplated by the
                                  Investment Advisory Agreement, such Incentive
                                  Fee or Fees to be more fully described in
                                  that Agreement and the Form N-2.  The
                                  Incentive Fee supersedes and replaces in full
                                  the "Incentive Allocation" contemplated under
                                  the Initial Agreement.

Independent Directors             Those Directors who are not "interested
                                  persons" of the Fund as such term is defined
                                  by the 1940 Act.

Initial Agreement                 The predecessor to this First Amended and
                                  Restated Limited Liability Company Agreement,
                                  as initially executed on November 19, 2001.

Initial Director                  John V. Murphy, the person who directed the
                                  formation of the Fund and served as the sole
                                  initial Director.

Investment Advisory Agreement     A separate written agreement entered into by
                                  the Fund pursuant to which the Adviser
                                  provides investment advisory services to the
                                  Fund.

Investment Manager                Tremont Partners, Inc., a Delaware
                                  corporation, or any person who may
                                  hereinafter serve as the investment manager
                                  of the Fund.

Member                            Any person who shall have been admitted to
                                  the Fund as a member (including any Director
                                  in such person's capacity as a member of the
                                  Fund but excluding any Director in such
                                  person's capacity as a Director of the Fund)
                                  until the Fund repurchases all Shares held by
                                  such person pursuant to Section 4.6 hereof or
                                  a substituted member or members are admitted
                                  with respect to all Shares held by such
                                  person pursuant to Section 4.4 hereof; such
                                  term includes the Adviser or an Affiliate of
                                  the Adviser to the extent the Adviser (or
                                  such Affiliate) purchases or holds Shares and
                                  shall have been admitted to the Fund as a
                                  member, but shall not include the "Special
                                  Advisory Member" in its capacity as such
                                  contemplated by the Initial Agreement.

Net Assets                        The total value of all assets of the Fund,
                                  less an amount equal to all accrued debts,
                                  liabilities and obligations of the Fund,
                                  calculated before giving effect to any
                                  repurchases of Shares.

1940 Act                          The Investment Company Act of 1940 and the
                                  rules, regulations and orders thereunder, as
                                  amended from time to time, or any successor
                                  law.

Organizational Member             The meaning given such term in the definition
                                  of Adviser.

Portfolio Funds                   Investment funds in which the Fund's assets
                                  are invested from time to time.

Portfolio Managers                The organizations that manage and direct the
                                  investment activities of Portfolio Funds or
                                  are retained to manage and invest designated
                                  portions of the Fund's assets from time to
                                  time.

Securities                        Securities (including, without limitation,
                                  equities, debt obligations, options, and
                                  other "securities" as that term is defined in
                                  Section 2(a)(36) of the 1940 Act) and any
                                  contracts for forward or future delivery of
                                  any security, debt obligation or currency, or
                                  commodity, all types of derivative
                                  instruments and financial instruments and any
                                  contracts based on any index or group of
                                  securities, debt obligations or currencies,
                                  or commodities, and any options thereon.

Shares                            Shares refer to the transferable units of
                                  interest into which the Fund's limited
                                  liability company interests shall be divided
                                  from time to time and include fractions of
                                  Shares as well as whole Shares.  Shares
                                  include those Shares issued as a result of
                                  the redenomination of the "Interests"
                                  previously issued by the Fund under the
                                  Initial Agreement (including the Interest of
                                  the "Special Advisory Member" under that
                                  Initial Agreement), such redenomination to
                                  have been effected in connection with the
                                  Subchapter M Transition.

Subchapter M Transition           That close of the Fund's books as a
                                  partnership for Federal tax purposes to occur
                                  on (or on the day before) the effective date
                                  of the Fund's election to be treated as a
                                  corporation for Federal tax purposes.

Transfer                          The assignment, transfer, sale, encumbrance,
                                  pledge or other disposition of any one or
                                  more Shares, including any right to receive
                                  any allocations and distributions
                                  attributable to any one or more Shares.

Valuation Date                    The date as of which the Fund is directed by
                                  the Board of Directors to determine the value
                                  of its Net Assets, which shall include, but
                                  not be limited to any date as of which the
                                  Fund values Shares for purposes of
                                  determining the price at which the Shares are
                                  to be purchased by the Fund in an offer made
                                  pursuant to Section 4.6 hereof.

ARTICLE II
                      ORGANIZATION; ADMISSION OF MEMBERS
2.1   Formation of Limited Liability Company

      The Fund was formed as a limited liability company at the direction of the Initial Director who authorized the filing of the Certificate, which actions were ratified by the execution of the Initial Agreement.  The Board of Directors shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2   Name

      The name of the Fund shall be "Oppenheimer Tremont Market Neutral Fund,
LLC" or such other name as the Board of Directors may hereafter adopt upon
(i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

2.3   Principal and Registered Office

      The Fund shall have its principal office at Two World Financial Center,
225 Liberty Street, 11th Floor, New York, New York  100281-1008, or at such other place designated from time to time by the Board of Directors.

      The Fund shall have its registered office in Delaware at 615 South
DuPont Highway, Dover, Delaware  19901, and shall have National Corporate
Research, Ltd. as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

2.4   Duration

      The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.  The existence of the Fund as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.

2.5   Business of the Fund

(a)   The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise.
Notwithstanding any provision of this Agreement to the contrary, the Fund, and each Director on behalf of the Fund, may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Directors be necessary or advisable to carry out its objective or business.

(b)   The Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the
Board of Directors and in accordance with the 1940 Act.

2.6   Board of Directors

(a)   By signing this Agreement or signing an investor application or certification in connection with the purchase of Shares, a Member admitted on the Closing Date was deemed to have voted for the election of each of the
Directors designated by the Organizational Member to serve as Directors on the Board of Directors prior to the Closing Date.  After the Closing Date, the Board of Directors may, subject to the provisions of paragraphs (a) and
(b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors to the Board of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a
Director.  The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.  The number of Directors shall be fixed from time to time by the Board of Directors.

(b)   Subject to any maximum term of service, required age of retirement or similar limitation that the Board of Directors may establish from time to time, each Director shall serve on the Board of Directors for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof.  In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members.  The Board of Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

(c)   In the event that no Director remains to continue the business of the
Fund, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors to the Board of Directors.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 7.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 7.2 hereof.

2.7   Members

      The Fund may offer Shares for purchase by investors in such manner and at such times as may be determined by the Board of Directors.  All subscriptions for Shares are subject to the receipt by the Fund or its custodian of cleared funds on or before the acceptance date for such subscriptions in the full amount of the subscription.  Subject to the foregoing, a person may be admitted to the Fund as a Member subject to the condition that such person shall execute an appropriate signature page of this Agreement or an investor application or certification form pursuant to which such Member agrees to be bound by all the terms and provisions of this
Agreement.  The Board of Directors may in its sole discretion reject any subscription for Shares.  The Board of Directors may, in its sole discretion, suspend the offering of the Shares at any time.  The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and purchase of Shares of such additional
Member.  The rights of a Member under this Agreement shall be generally equivalent to those of a holder of the common shares issued by a business entity organized as a corporation under Delaware law.

2.8   [Removed and Reserved]

2.9   Organizational Member

      The initial contribution of capital to the Fund by the Organizational
Member was represented by the issuance of an "Interest" having the same rights as other "Interests" held by Members.  (All Interests have been redenominated as Shares as contemplated by Article VI hereof.)

2.10  Both Directors and Members

      A Member may at the same time be a Director and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this
Agreement or as provided in the Delaware Act.

2.11  Limited Liability

(a)   Except as provided under applicable law, for any period after completion of the Subchapter M Transition, liability for the Fund's debts, obligations and liabilities on the part of a Member shall be limited as specified in Section 6.2(a)(1) hereof.

(b)   Except as provided under applicable law, a Director shall not be liable for the Fund's debts, obligations and liabilities solely by reason of being a
Director of the Fund.

ARTICLE III
                                  MANAGEMENT
3.1   Management and Control

(a)   Management and control of the business of the Fund shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of "Managers" of a limited liability company under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder.  No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director's authority as delegated by the Board of
Directors.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each
Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the
1940 Act that is organized as a Delaware corporation who is not an
"interested person" of such company, as such term is defined by the 1940
Act.  Subject to Section 2.6(c) hereof, during any period in which the Fund shall have no Directors, the Adviser shall continue to serve as the Adviser to the Fund and shall have the authority to manage the business and affairs of the Fund.

(b)   Members shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940
Act or as otherwise required in the Delaware Act.

(c)   The Board of Directors may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law, and may appoint persons to serve as officers of the Fund, with such titles and authority as may be determined by the Board of Directors consistent with applicable law.

3.2   Actions by the Board of Directors

(a)   Unless provided otherwise in this Agreement, the Board of Directors shall act only:  (i) by the affirmative vote of a majority of the Directors
(including the vote of a majority of the Independent Directors if required by the 1940 Act) present at a meeting duly called at which a quorum of the
Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b)   The Board of Directors may designate from time to time a principal
Director who shall preside at all meetings of the Board of Directors (the
"Principal Director").  Meetings of the Board of Directors may be called by the Principal Director or by any two Directors, and may be held on such date and at such time and place as the Board of Directors shall determine.  Each
Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.
Except as otherwise required by the 1940 Act, notice need not be given to any
Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.
Directors may attend and participate in any meeting by telephone except where in-person attendance at a meeting is required by the 1940 Act.  A majority of the Directors shall constitute a quorum at any meeting.

3.3   Meetings of Members

(a)   Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Meetings of the Members may be called by the Board of Directors or by Members holding 25%
or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Directors shall determine.  The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law.  Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)   Each Member shall be entitled to cast at any meeting of Members that number of votes attaching to the Member's Shares in accordance with
Section 6.2(b)(6) hereof as of the record date for such meeting.  The Board of Directors shall establish a record date not less than 10 days nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)   A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the
Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the
Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4   Custody of Assets of the Fund

      The physical possession of all funds, Securities or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

3.5   Other Activities of Members and Directors

(a)   The Directors shall not be required to devote all of their time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)   Notwithstanding any provision to the contrary at law or in equity, any
Member or Director, and any Affiliate of any Member or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or Directors of any trust, or entering into any other commercial arrangements.  No Member or
Director shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

3.6   Duty of Care

(a)   Neither a Director, the Adviser nor the Investment Manager shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of their services pursuant to any agreement, including this Agreement, between a Director, the Adviser or the
Investment Manager and the Fund for the provision of services to the Fund unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Director, the Adviser or the Investment Manager, as
applicable, constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the performance of their services to the Fund.

(b)   Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Shares shall be liable to the Fund, any Member or third parties only as provided under the Delaware
Act.

3.7   Indemnification

(a)   To the fullest extent permitted by law, the Fund shall, subject to
Section 3.7(b) hereof, indemnify each Director (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.  The rights of indemnification provided under this Section  3.7 shall not be construed so as to provide for indemnification of a Director for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)   Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the
Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the
Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)   As to the disposition of any action, suit, investigation or proceeding
(whether by a compromise payment, pursuant to a consent decree or otherwise)
without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of
Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry)
to the effect that such indemnification would not protect such indemnitee against any liability to the Fund or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(d)   Any indemnification or advancement of expenses made pursuant to this
Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.  In (i) any suit brought by a Director (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this
Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)   An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)   The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Director or other person.

3.8   Fees, Expenses and Reimbursement

(a)   For services provided to the Fund, the Adviser and its Affiliates shall be entitled to receive such fees, including performance, incentive or similar fees, as may be agreed to by the Adviser (or its Affiliate) and the Fund pursuant to the Investment Advisory Agreement or other applicable agreement relating to such services.

(b)   The Board of Directors may cause the Fund to compensate each Director who is not an officer or employee of the Adviser (or of any Affiliate of the
Adviser) for his or her services as such, and such Director shall be reimbursed by the Fund for reasonable travel and out-of-pocket expenses incurred by him in performing his duties under this Agreement.

(c)   The Fund shall bear all costs and expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement.  Costs and expenses to be borne by the Fund include, but are not limited to, the following:

(1)   all costs and expenses directly related to investment transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in Portfolio Funds;

(2)   all costs and expenses associated with the operation and registration of the Fund, offering costs and the costs of compliance with applicable
      Federal and state laws;

(3)   all costs and expenses associated with the organization and operation of separate investment funds managed by Portfolio Managers retained by the Fund;

(4)   the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;

(5)   the fees and disbursements of Fund counsel, legal counsel to the
      Independent Directors, independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund;

(6)   any fees payable to the Adviser pursuant to the Investment Advisory
      Agreement;

(7)   the fees payable to custodians and other persons providing administrative services to the Fund;

(8)   the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board;

(9)   all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

(10)  all taxes to which the Fund may be subject, directly or indirectly and whether in the United States, any State thereof or any other U.S. or
      non-U.S. jurisdiction; and

(11)  such other types of expenses as may be approved from time to time by the Board of Directors.

      The Adviser shall be entitled to reimbursement from the Fund for any of the above costs and expenses that it pays on behalf of the Fund.

(d)   Subject to procuring any required regulatory approvals, from time to time the Fund may, alone or in conjunction with other registered or unregistered investment funds or other accounts for which the Adviser, or any
Affiliate of the Adviser, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

ARTICLE IV

                TERMINATION OF STATUS OR REMOVAL OF DIRECTORS,
                          TRANSFERS AND REPURCHASES

4.1   [Removed and Reserved]

4.2   Termination of Status of a Director

      The status of a Director shall terminate if the Director (i) shall die;
(ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a
Director (upon not less than 90 days' prior written notice to the other
Directors, or such lesser notice period agreeable to the other Directors);
(iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or (viii) shall otherwise cease to be a Director of the Fund under the Delaware Act.

4.3   Removal of a Director

      Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all
Members.

4.4   Transfer of Shares

(a)   Shares may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of such
Member or (ii) with the written consent of the Board of Directors (which may be withheld in its sole discretion).  In no event, however, will any transferee or assignee be admitted as a Member without the consent of the
Board of Directors which may be withheld in its sole discretion.  To the fullest extent permitted by law, any pledge, transfer, or assignment not made in accordance with this Section 4.4 shall be void.

(b)   The Board of Directors may not consent to a Transfer of all or any
Shares held by a Member unless:  (i) the transferee benefiting from such
Transfer (or each of the person's beneficial owners if such a person is a
"private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Directors believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers
Act or any successor rule thereto; and (ii) all Shares held by a Member are
Transferred to a single transferee or, after the Transfer of a portion of
Shares held by a Member, the value of the Shares held by each of the transferee and transferor is not less than $50,000.  Any transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or otherwise, shall be entitled to the rights of repurchase and of dividends or other distributions attaching to such Shares and to Transfer such Shares in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member.  If a Member transfers Shares with the approval of the
Board of Directors, the Board of Directors shall promptly take all necessary actions so that such transferee is admitted to the Fund as a Member.  Each
Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

(c)   Each Member shall indemnify and hold harmless the Fund, the Directors, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member (or such Member's transferee) in connection with any such Transfer.

4.5   [Removed and Reserved]

4.6   Repurchase of Shares

(a)   Except as otherwise provided in this Agreement, no Member or other person holding Shares shall have the right to withdraw or tender to the Fund for repurchase those Shares.  The Board of Directors from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Shares pursuant to written tenders.  In determining whether to cause the Fund to make such repurchases, the Board of
Directors shall consider the recommendation of the Adviser, and shall also consider the following factors, among others:

(1)   whether any Members have requested to tender Shares to the Fund;

(2)   the liquidity of the Fund's assets;

(3)   the investment plans and working capital requirements of the Fund;

(4)   the relative economies of scale with respect to the size of the Fund;

(5)   the history of the Fund in making such repurchases;

(6)   the economic condition of the securities markets; and

(7)   the anticipated tax consequences of any such proposed repurchases.

      The Board of Directors shall cause the Fund to repurchase Shares only pursuant to written tenders and only on terms determined by the Board of
Directors to be fair to the Fund and to all Members (including persons holding Shares as may be acquired from Members), as applicable.

(b)   A Member who tenders for repurchase only a portion of the Member's
Shares will be required to maintain a Share balance following completion of the repurchase with a net asset value equal to at least $50,000.  Such
$50,000 required minimum balance shall be net of the amount of any Incentive
Fee to be charged as of the Valuation Date.  If a Member tenders an amount that would cause the Member's Share balance following completion of the repurchase to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained.

(c)   The Adviser (or an affiliated company) may tender Shares that it holds as a Member under Section 4.6(a) hereof.

(d)   [Removed and Reserved]

(e)   The Board of Directors may cause the Fund to repurchase Shares of a
Member or any person acquiring the same from or through a Member in the event that the Board of Directors determines or has reason to believe that:

(1)   such Shares have been transferred in violation of Section 4.4 hereof, or such Shares have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member;

(2)   ownership of such Shares by a Member or other person will cause the
      Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United
      States or any other relevant jurisdiction;

(3)   continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund, the Directors or the Adviser, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(4)   any of the representations and warranties made by a Member in connection with the acquisition of Shares was not true when made or has ceased to be true; or

(5)   it would be in the best interests of the Fund, as determined by the
      Board of Directors in its sole discretion, for the Fund to repurchase such Shares.

(f)   Repurchases of Shares by the Fund shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Fund to effect such a repurchase, promptly after the expiration date of the relevant repurchase offer in accordance with the terms of such offer.  Payment of the purchase price for Shares shall consist of:  (i) cash or a promissory note, which need not bear interest, in an amount equal to such percentage, as may be determined by the Board of Directors, of the estimated unaudited net asset value of the Shares repurchased by the Fund determined as of the date of such repurchase (the "Initial Payment"); and, if determined to be appropriate by the Board of Directors or if the Initial Payment is less than 100% of the estimated unaudited net asset value,  (ii) a promissory note entitling the holder thereof to a contingent payment equal to the excess, if any, of (x)
the net asset value of the Shares repurchased by the Fund as of the date of such repurchase over (y) the Initial Payment.  Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its discretion, may pay any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased.  Any promissory note given to satisfy the Initial Payment shall be due and payable not more than 45 days after the date of repurchase or, if the Fund has requested withdrawal of its capital from any Portfolio Funds in order to fund the repurchase of Shares, 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from such Portfolio
Funds.

(g)   Subject to the approval of the Board of Directors and compliance with the 1940 Act, the Fund may impose a redemption fee in connection with repurchases of Shares, including a fee applicable to repurchases of Shares effected prior to expiration of a specified period subsequent to a Member's admission to the Fund.

(h)   A Member may at any time submit to the Fund a written request that the
Fund repurchase all Shares held by such Member, as contemplated by Section
7.1(3) hereof.  Any such request shall be sent to the Fund by registered or certified mail, return receipt requested, and shall be deemed valid only if the Member has received a letter from the Fund acknowledging its receipt of the request.  The Fund shall send such letter to the Member promptly upon its receipt of the Member's request.

ARTICLE V
                                   CAPITAL
5.1   [Removed and Reserved]

5.2   Rights of Members to Capital

      No Member shall be entitled to interest on any Share purchase, nor shall any Member be entitled to the return of any capital of the Fund except
(i) upon the repurchase by the Fund of a part or all of such Member's Shares pursuant to Section 4.6 hereof or (ii) upon the liquidation of the Fund's assets pursuant to Section 7.2 hereof.  No Member shall be liable for the return of any such amounts.  No Member shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the
Fund's assets.

5.3   [Removed and Reserved]

5.4   [Removed and Reserved]

5.5   [Removed and Reserved]

5.6   Reserves

(a)   All provisions under Section 5.6 of the Initial Agreement (also under the heading "Reserves") shall be understood as terminated as of the date of the Subchapter M Transition, with no further rights on the part of any Member to specific credits with respect to reductions in previously established reserves for Fund liabilities and no further rights on the part of the Fund to collections from Members with respect to increases in previously established reserves for Fund liabilities.

      (b)   Also as of the date of the  Subchapter  M  Transition  all matters relating to Fund reserves of the nature  contemplated by the preceding  clause
(a) shall be governed solely by Section 6.2(b)(2) hereof.

5.7   [Removed and Reserved]

5.8   [Removed and Reserved]

5.9   [Removed and Reserved]

5.10  Withholding

(a)   The Board of Directors may withhold and pay over to the Internal
Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

(b)   For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement.

(c)   The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.  To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such
Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents.
Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE VI
                       SUBCHAPTER M TRANSITION; SHARES
6.1   Subchapter M Transition

      As of the effective date of this Agreement, each "Interest" in the Fund under the Initial Agreement (including that represented by the "Special
Advisory Account" maintained under the Initial Agreement) shall be redenominated as Shares and, in connection therewith and in consideration of such Interest, the holder of each such Interest shall be issued Shares (which may include fractional Shares) equal in number to the net asset value of the particular Interest (computed as of that date, though such computation may be effected at a later date) divided by 100.

6.2   Shares

      (a)   (1)   (a)   (1)   The number of the Fund's authorized Shares and
      the number of Shares that may be issued is unlimited, and, subject to
      Section 2.7 hereof and Section 6.2(b)(7) hereof, the Directors may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), or may reduce the number of issued Shares in proportion to the relative net asset value of the Shares then outstanding, all without action or approval of the Members.  All Shares when so issued on the terms determined by the Directors shall be fully paid and non-assessable.  The Directors may hold any Shares reacquired by the
      Fund as treasury Shares, reissue such Shares for such consideration and on such terms as they may determine, or cancel such Shares, at their discretion from time to time.

(2)   In accordance with Section 2.10 hereof, any Director, officer or other agent of the Fund (including, without limitation, the Adviser), and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Fund to the same extent as if such person were not a Director, officer or other agent of the Fund; and the
      Fund may issue and sell or cause to be issued and sold and may purchase
      Shares from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the sale or purchase of Shares generally.

(3)   Shares shall not be represented by certificates, but only by notation on the Share records of the Fund, as kept by the Fund or by any transfer or similar agent, as the case may be.  The Share records of the Fund, whether maintained by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each such person.

      (b)   (1)   (b)   (1)   All consideration received by the Fund for the
      issue or sale of Shares, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Fund generally and not to the account of any particular Member or holder of Shares, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Fund.  The treatment of these items under this Section
      6.2(b)(1) shall replace and be in lieu of the treatment of the same under the relevant provisions of Article V of the Initial Agreement, such replacement treatment to be effective as effective date of this
      Agreement and at all times thereafter.

(2)   The liabilities, expenses, costs, charges and reserves attributable to the Fund shall be charged and allocated to the assets belonging to the
      Fund generally and not to the account of any particular Member or holder of Shares and shall be so recorded upon the books of account of the Fund.  The treatment of these items under this Section 6.2(b)(2)
      shall replace and be in lieu of the treatment of the same under the relevant provisions of Article V of the Initial Agreement, such replacement treatment to be effective as effective date of this
      Agreement and at all times thereafter.

(3)   Dividends and distributions on Shares may be paid to the Members or holders of Shares, with such frequency as the Directors may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Directors may determine, from such of the income, capital gains accrued or realized, and capital and surplus, after providing for actual and accrued liabilities of the Fund.  All dividends and distributions on
      Shares shall be distributed pro rata to the Members or other holders of
      Shares in proportion to the number of Shares held by such persons at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Directors may determine that no dividend or distribution shall be payable on Shares as to which the
      Member's purchase order and/or payment have not been received by the time or times established by the Directors under such program or procedure.  Dividends and distributions on Shares may be made in cash or Shares or a combination thereof as determined by the Directors or pursuant to any program that the Directors may have in effect at the time for the election by each Member or other holder of Shares of the mode of the making of such dividend or distribution to that person.
      Any dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 8.3 hereof.  Notwithstanding anything in this Agreement to the contrary, the Directors may at any time declare and distribute a dividend of stock or other property pro rata among the Members or other holders of
      Shares at the date and time of record established for the payment of such dividends or distributions.

(4)   Notwithstanding any provision to the contrary contained in this
      Agreement, the Directors shall not be required to make a distribution to the Members on account of their interest in the Fund if such distribution would violate Section 18-607 of the Delaware Act or any other applicable law.

(5)   In the event of the liquidation or dissolution of the Fund, the Members or other holders of Shares shall be entitled to receive, when and as declared by the Directors, the excess of the assets of the Fund over its liabilities.  Upon the liquidation or dissolution of the Fund, the
      Directors shall make provisions for the payment of all of the Fund's outstanding obligations (including any Incentive Fee), taxes and other liabilities, accrued or contingent.  The assets so distributable (which may, in the discretion of the Directors, include assets distributed in-kind valued at their date of distribution in accordance with Section
      8.3 hereof) shall be distributed among the Members or other holders of
      Shares in proportion to the relative number of Shares held by such persons.

(6)   Shares shall be transferable only in accordance with Section 4.4 hereof.

(7)   Except as provided herein, each Share shall represent an equal proportionate interest in the assets of the Fund (subject to the liabilities of the Fund), and each Share shall be equal with respect to net asset value per Share as against each other Share.  The rights attaching to all Shares shall be identical as to right of repurchase by the Fund (except that fees associated with such transactions may be varied according to reasonable criteria established by the Directors in accord with Section 4.6(g) hereof), dividends and other distributions
      (whether or not on liquidation), and voting rights (the vote attaching to each Share or fraction thereof being equal to the dollar value of the same as of the record date for any such vote, if such record date is a Valuation Date, or if such record date is not a Valuation Date, the Valuation Date most recently preceding such record date).  The
      Directors may from time to time divide or combine the Shares into a greater or lesser number of Shares provided that such division or combination does not change the proportionate beneficial interest in the assets of the Fund of any Member or other holder of Shares or in any way affect the rights of Shares.

(8)   The Directors, subject to Section 2.7 hereof, may accept investments in the Fund by way of Share purchase, from such persons, on such terms
      (including minimum purchase amounts) and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine.  Such investments may be in the form of cash, Securities or other property in which the Fund is authorized to invest, hold or own, valued as provided in Section 8.3 hereof.  The
      Directors may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

(9)   Shares may be issued as fractions thereof.  Any fractional Share, if outstanding, shall carry proportionately all the rights and obligations of a whole Share, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of
      Shares, and liquidation of the Fund.  Fractions of Shares shall be calculated to three decimal points.

ARTICLE VII
                         DISSOLUTION AND LIQUIDATION
7.1   Dissolution

      The Fund shall be dissolved:

(1)   upon the affirmative vote to dissolve the Fund by both:  (i) the Board of Directors and (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

(2)   upon the failure of Members to elect a successor Director at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no
      Director remains to continue the business of the Fund;

(3)   upon the expiration of any two year period that commences on the date on which any Member has submitted, in accordance with the procedure specified in Section 4.6(h) hereof, a written notice to the Fund requesting the repurchase of all of its Shares, by the Fund, if such
      Shares have not been repurchased by the Fund; or

(4)   as required under the Delaware Act.

      Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 7.2 hereof and the Certificate has been canceled.

7.2   Liquidation of Assets

(a)   Upon the dissolution of the Fund as provided in Section 7.1 hereof, the
Board of Directors shall promptly appoint the Administrator as the liquidating Director and the Administrator shall liquidate the business and administrative affairs of the Fund, except that if the Board of Directors does not appoint the Administrator as the liquidating Director or the
Administrator is unable to perform this function, a liquidating Director elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund.

(b)   The proceeds from liquidation shall be distributed as contemplated by
Section 6.2(b)(4) hereof.

ARTICLE VIII
                 ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS
8.1   Accounting and Reports

(a)   The Fund shall adopt for tax accounting purposes any accounting method that the Board of Directors shall decide in its sole discretion is in the best interests of the Fund.  The Fund's accounts shall be maintained in U.S.
currency.

(b)   After the end of each taxable year (and/or each calendar year), the
Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Shares as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

(c)   Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 8.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act.  The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles.  The Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

8.2   [Removed and Reserved]

8.3   Valuation of Assets

(a)   Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the
Fund as of the close of business on the last day of each Fiscal Period (and on any such additional day or days as the Directors in their discretion may determine) in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and which conform to the requirements of the 1940 Act.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)   The Fund will value interests in Portfolio Funds at their "fair value,"
as determined in good faith by the Board of Directors, which value ordinarily will be the value of an interest in a Portfolio Fund determined by the
Portfolio Manager of the Portfolio Fund in accordance with the policies established by the Portfolio Fund, absent information indicating that such value does not represent the fair value of the interest.

(c)   The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 8.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE IX
                           MISCELLANEOUS PROVISIONS
9.1   Amendment of Limited Liability Company Agreement

(a)   Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with:  (i) the approval of the Board of
Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)   Any amendment that would:

(1)   increase the obligation of a Member to make any contribution to the capital of the Fund;

(2)   reduce the rights attaching to the Shares held by any person as against the rights attaching to the Shares held by any other person, except to the extent specifically contemplated by Section 6.2(b)(6) hereof; or

(3)   modify the events causing the dissolution of the Fund;

      may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all such person's Shares for repurchase by the Fund.

(c)   The power of the Board of Directors to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 9.1 shall specifically include the power to:

(1)   restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)   amend this Agreement (other than with respect to the matters set forth in Section 9.1(a) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

(3)   amend this Agreement, taking due consideration of the interests of the
      Members as a whole, to make such changes as may be necessary or advisable to ensure that the Fund maintains its then-current federal tax treatment.

(d)   The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

9.2   Special Power of Attorney

(a)   Each Member hereby irrevocably makes, constitutes and appoints each
Director, acting severally, and any liquidating Director of the Fund's assets appointed pursuant to Section 7.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)   any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 9.1 hereof);

(2)   any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

(3)   all such other instruments, documents and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or
      any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)   Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this
Agreement, each Member agrees that, notwithstanding any objection that such
Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)   This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Directors and as such:

(1)   shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund or
      Board of Directors shall have had notice thereof; and

(2)   shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Shares, except that where the transferee thereof has been approved by the Board of Directors for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Directors to execute, acknowledge and file any instrument necessary to effect such substitution.

9.3   Notices

      Except as otherwise set forth in this Agreement, notices that may or are required to be provided under this Agreement shall be made, if to a
Member, by regular mail, or if to the Fund, the Board of Directors or the
Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Fund.  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

9.4   Agreement Binding Upon Successors and Assigns

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors,
Directors or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall, to the fullest extent permitted by law, be void.

9.5   Applicability of 1940 Act and Form N-2

      The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Fund's business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

9.6   Choice of Law

      Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such state.

9.7   Not for Benefit of Creditors

      The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Fund.
This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

9.8   Consents

      Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

9.9   Merger and Consolidation

(a)   The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)   Notwithstanding anything to the contrary contained elsewhere in this
Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by
Section 18-209(f) of the Delaware Act, (i) effect any amendment to this
Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

9.10  Pronouns

      All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

9.11  Confidentiality
(a)   A Member may obtain from the Fund such information regarding the affairs of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

(b)   Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

(c)   Each Member recognizes that in the event that this Section 9.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching
Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith.  In the event that any non-breaching Member or the Fund determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates'
principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching
Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

9.12  Certification of Non-Foreign Status

      Each Member or transferee of Shares from a Member shall certify, upon admission to the Fund and at such other times thereafter as the Board of
Directors may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the
Fund, and shall notify the Fund within 60 days of any change in such Member's status.

9.13  Severability

      If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this
Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

9.14  Filing of Returns

      The Board of Directors or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal income tax return in compliance with Section 6012 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

9.15  [Removed and Reserved]

9.16  [Removed and Reserved]

9.17  Use of Names "Oppenheimer" and "Tremont"

      OppenheimerFunds, Inc. ("OFI") and Tremont Partners, Inc. ("Tremont")
each hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Oppenheimer" and "Tremont," respectively, in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof.
Each license may, upon termination of this Agreement, be terminated by OFI and Tremont, respectively, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" or "Tremont," as the case may be, in the name of the Fund or otherwise.  The name "Oppenheimer" or "Tremont" may be used or licensed by OFI or Tremont, respectively, in connection with any of its activities, or licensed by OFI or Tremont, respectively, to any other party.

            EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT
IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE CONFIDENTIALITY CLAUSE SET
FORTH IN SECTION 9.11.

            IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

DIRECTORS:

Ronald J. Abdow                          Joseph M. Wikler

John V. Murphy                           Peter I. Wold

Eustis Walcott

MEMBERS:

Each person who shall sign an investor application or certification and who shall be accepted by the Board of Directors to the Fund as a Member.

ADVISER:

OPPENHEIMERFUNDS, INC.

By:
   ---------------------------------------
   Name:
   Title:

INFORMATION AND SERVICES
For More Information About Oppenheimer Tremont Market Neautral Fund, LLC:
The  following  additional  information  about the Fund is  available  without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION

This document includes additional information about the Fund's investment policies, risks, and operations.  It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS

Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual Reports to shareholders.
The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information:
You can request the Statement of Additional Information, the Annual and
Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

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By Telephone:                 Call OppenheimerFunds Services toll-free:
                              1.800.858.9826
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By Mail:                      Write to:
                              OppenheimerFunds Services
                              P.O. Box 5270
                              Denver, Colorado 80217-5270
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On the Internet:              You can send us a request by e-mail or
                              read or down-load documents on the
                              OppenheimerFunds website:
                              WWW.OPPENHEIMERFUNDS.COM
                              ------------------------
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Information about the Fund including the Statement of Additional
Information can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference
Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at WWW.SEC.GOV. Copies may be obtained after
                              -----------
payment of a duplicating fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the SEC's Public Reference
Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this
Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:     [logo] OppenheimerFunds
Distributor, Inc.
The Fund's SEC File No. is 811-10537
PR0371.001.0402  Printed on recycled paper.